FORM OF AMENDMENT TO MANAGEMENT EMPLOYEE AGREEMENT


This AMENDMENT TO MANAGEMENT EMPLOYEE AGREEMENT (the "Amended Agreement") dated January 23, 1998 is among Rock Bottom Restaurants, Inc., a Delaware Corporation (the "Company"), and ___________ (the "Employee"), and is part of the MANAGEMENT EMPLOYEE AGREEMENT, (the "Original Agreement") dated July 11, 1997.

WHEREAS, the Compensation Committee of the Company's Board of Directors has heretofore determined that it is the best interest of the Company to maintain a competitive executive compensation package within the restaurant industry; and

WHEREAS, the Compensation Committee of the Company's Board of Directors has decided to amend the Management Employment Agreement to continue to encourage the employees full attention and dedication to the Company.

NOW THEREFORE,   the parties hereby agree as follows:

          1. Section 2 of the Original Agreement is hereby amended to change ______ months to eighteen (18) months:
          2. Section 2 (b) of the Original Agreement is hereby amended by deleting it in its entirety, and inserting "Section 2 (b) intentionally left blank."
          3. Section 3 (a) of the Original Agreement is hereby amended to increase Continued Base Salary regular biweekly payments to a period of twelve (12) months after the termination date.

Except as specified in this Amended Agreement, the provisions of the Original Agreement remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Original Agreement, the terms of this Amendment control.

IN WITNESS WHEREOF, the parties have executed this amendment effctive as of the date first above written.


Agreed:                                     Rock Bottom Restaurants, Inc.


                                            By:
---------------------------                    ------------------------------
Employee                                       David M. Lux
                                               Chairman, Compensation Committee